Exhibit 99.3

INTERNAL MEMO

Date: Aug. 4, 2010

To:	All Atlantic Southeast people

From:	Brad Holt, president and COO

Subject: Atlantic Southeast reaches definitive agreement to acquire ExpressJet Holdings, Inc.

Over the past couple of years we have talked a lot about the importance of staying focused on delivering a safe, high-quality and reliable product for our customers and business partners in order to position our airline well for new opportunities. Because of your hard work and commitment to upholding our high standards, we are now in a position to take advantage of one of those opportunities.

SkyWest, Inc. this morning announced that Atlantic Southeast has entered into a definitive merger agreement to acquire all outstanding common stock of ExpressJet Holdings, Inc., parent company of ExpressJet Airlines. This announcement is a significant step in our company’s evolution and reflects the agreement of the SkyWest and ExpressJet boards of directors to enter into this transaction. If the ExpressJet shareholders approve the proposed transaction, the parties are successful in obtaining all required regulatory approvals, other customary conditions are satisfied and the proposed transaction is completed, we plan to immediately begin the process of integrating the airlines, with the objective of operating a single, efficient regional airline.

Before I share some of the details, I cannot stress enough how important it is that people in every division, in every position, maintain focus on our operational performance goals of on-time, completion, D-0 and customer satisfaction, with safety remaining at the core of everything we do. The transition process should be invisible to our customers and business partners, and I ask that you continue providing our passengers the high-quality service they have come to expect.

Initially, we intend to maintain the separate operating certificates of both airlines, and ExpressJet will retain everyday operational control and decision-making of its airline until the proposed transaction is completed and the necessary regulatory approvals are issued. We expect the legal transaction to be completed during the fourth quarter of 2010, and we propose to work over the 12 to 15 months following completion of the transaction to combine the operations of both airlines and obtain a single operating certificate. Many decisions will need to be made regarding the proposed integration, and we are in the process of identifying post-merger integration (PMI) teams for every division, with the goal of including employees from both airlines on each team, to the extent permitted by applicable laws and regulations.

We believe the integration of ExpressJet into Atlantic Southeast will create significant cost efficiencies that will give the combined airline the financial strength to be a strong competitor for new business and existing contracts. We also believe employees will benefit from improved long-term career opportunities and enhanced job stability by being part of a larger, financially stronger and more geographically diverse airline that is better able to compete successfully in the highly competitive regional marketplace.

This transaction does not impact Atlantic Southeast’s existing contracts, but it does include a new long-term, 10-year Capacity Purchase Agreement for ExpressJet with Continental Airlines, which would be effective once the legal acquisition is complete and will be transferable in integration. If executed, it would among other provisions, provide a replacement option whereby Atlantic Southeast would be awarded larger aircraft (subject to then-existing scope clause limitations) if Continental decides to pull any of the existing 50-seat aircraft flown by ExpressJet.

For the employees of Atlantic Southeast Airlines, Inc.

I expect this news will spur many questions. We have developed a dedicated “Taking Flight Together” page on ourASA where we will house employee-focused information about the proposed transaction. It includes an employee FAQ, an officer roadshow schedule and other tools and information that employees should find useful. Additional information about the proposed transaction is also available through the SkyWest, Inc. website (www.skywest.com) and in SkyWest, Inc.’s filings with the U.S. Securities and Exchange Commission.

As always, I am committed to keeping Atlantic Southeast people up to date as material developments occur with respect to the proposed transaction. As we pursue the required regulatory approvals and ExpressJet works to obtain the approval of its stockholders, I intend to provide additional information as it becomes available. Again, during this transition it is essential that we maintain focus on operating our airline safely and efficiently, as we continue providing a quality product for our customers and business partners, alike.

The diligent efforts of Atlantic Southeast people in every division have helped position us well to capitalize on new opportunities, including the proposed ExpressJet transaction. I want each of you to know that I appreciate your hard work to position us so that we are able to entertain this transaction and take one step closer to becoming the world’s first super regional carrier.

Thank you for what you do every day to make Atlantic Southeast a leader in the regional airline industry and a great team to be a part of.

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In addition to historical information, these materials contain forward-looking statements.  SkyWest, Inc. (“SkyWest”) may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass SkyWest’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in these materials are made as of the date hereof and are based on information available to SkyWest as of such date.  SkyWest assumes no obligation to update any forward-looking statement.  Readers should note that many factors could affect the proposed combination of Atlantic Southeast Airlines, Inc. (“Atlantic Southeast”) and ExpressJet Holdings, Inc. (“ExpressJet”), as well as the future operating and financial results of SkyWest, Atlantic Southeast and ExpressJet, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in these materials.  These factors include, but are not limited to, the risk that the proposed transaction will not close; the risk that, if the proposed transaction does close, the operations of Atlantic Southeast and ExpressJet will not be integrated successfully or at all; the parties’ ability to obtain regulatory approvals necessary to complete the proposed transaction and implement Atlantic Southeast’s intended business strategy; the ability of the combined company to realize potential synergies and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; approval of the proposed transaction by ExpressJet stockholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

Actual operational and financial results of SkyWest, Atlantic Southeast and ExpressJet will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among those identified above: the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; ongoing negotiations between SkyWest, Atlantic Southeast and ExpressJet and their major partners regarding their contractual relationships; the financial stability of those major partners regarding any impact on the contracts that SkyWest, Atlantic Southeast or ExpressJet operates under in their behalf; the resolution of current litigation with a major airline partner of SkyWest and Atlantic Southeast; variations in market and economic conditions; labor relationships; the impact of global instability; rapidly fluctuating fuel costs; the degree and nature of competition; potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission; including the section of SkyWest’s Annual Report on Form 10-K for the year ended December 31, 2009, entitled “Risk Factors.”

These materials are neither an offer to purchase nor a solicitation of an offer to sell shares of SkyWest or ExpressJet.  If any such offer is commenced by SkyWest, SkyWest will file and deliver all forms, notices and documents required under state and federal law.  These materials do not constitute a solicitation of any vote or approval.

In connection with the proposed transaction ExpressJet has agreed to file with the Securities and Exchange Commission (“SEC”) a proxy statement.  SkyWest and ExpressJet also plan to file other documents with the SEC regarding the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about SkyWest and ExpressJet, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by SkyWest will be available free of charge on SkyWest’s website at www.skywest.com under the tab “Investor Relations” or by contacting SkyWest’s Investor Relations Department at (435) 634-3203.  Copies of the documents filed with the SEC by ExpressJet will be available free of charge on ExpressJet’s website at www.expressjet.com under the tab “Investors” or by contacting ExpressJet’s Investor Relations Department at (832) 353-1409.

SkyWest and ExpressJet and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ExpressJet stockholders in connection with the proposed transaction.  Information about the directors and executive officers of ExpressJet is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 2, 2010.  Information about the directors and executive officers of SkyWest is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 12, 2010. These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.